UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 9, 2011 (February 7, 2011)

PEOPLES BANCORP INC.
(Exact name of registrant as specified in its charter)

Ohio	0-16772	31-0987416
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

138 Putnam Street, P.O. Box 738, Marietta, Ohio  45750-0738
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:  (740) 373-3155

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 7, 2011, David L. Mead, Interim President and Chief Executive Officer and a director of Peoples Bancorp Inc. (“Peoples”) and its subsidiary bank Peoples Bank, National Association (“Peoples Bank”), notified Peoples that he has agreed to join the faculty of Marietta College, located in Marietta, Ohio, as an Associate Professor when the fall semester of the 2011-2012 academic year begins in late August 2011.  Mr. Mead had previously served as an Associate Professor of Finance at Marietta College from August 2004 to September 2006.

Mr. Mead has served as Interim President and Chief Executive Officer of Peoples since August 2, 2010 and of Peoples Bank since August 6, 2010 and will continue to serve in those capacities until the ongoing search for a new President and Chief Executive Officer of Peoples and Peoples Bank is completed and his successor appointed, which is anticipated to occur prior to Mr. Mead joining Marietta College.  Mr. Mead, who has served as a director of Peoples since 2006 and Peoples Bank since 2005, will continue to serve as a director of both Peoples and Peoples Bank after he joins the faculty of Marietta College.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEOPLES BANCORP INC.

Dated:  February 9, 2011                                                                      By: /s/ EDWARD G. SLOANE
                      Edward G. Sloane
                      Executive Vice President, Chief
                      Financial Officer and Treasurer